Third Quarter 2020 Investor Presentation November 5, 2020

Safe Harbor Statement We make forward-looking statements in this presentation that are subject to risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. In particular, it is difficult to fully assess the impact of COVID-19 at this time due to, among other factors, uncertainty regarding the severity and duration of the outbreak domestically and internationally and the effectiveness of federal, state and local governments’ efforts to contain the spread of COVID-19 and respond to its direct and indirect impact on the U.S. economy and economic activity. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: our business and investment strategy; our projected operating results; our ability to obtain financing arrangements; financing and advance rates for MBS and our potential target assets; our expected leverage; general volatility of the securities markets in which we invest and the market price of our common stock; our expected investments; interest rate mismatches between MBS and our potential target assets and our borrowings used to fund such investments; changes in interest rates and the market value of MBS and our potential target assets; changes in prepayment rates on Agency MBS and Non-Agency MBS; effects of hedging instruments on MBS and our potential target assets; rates of default or decreased recovery rates on our potential target assets; the degree to which any hedging strategies may or may not protect us from interest rate volatility; impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; our ability to maintain our qualification as a REIT; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of investment opportunities in mortgage-related, real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; and the uncertainty and economic impact of pandemics, epidemics or other public health emergencies, such as the recent outbreak of COVID-19. The forward-looking statements in this presentation are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in our filings with the SEC under the headings "Summary," "Risk factors," "Management's discussion and analysis of financial condition and results of operations" and "Business." If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation is not an offer to sell securities nor a solicitation of an offer to buy securities in any jurisdiction where the offer and sale is not permitted. 1

Third Quarter 2020 WMC Earnings Call Presenters Jennifer W. Murphy Lisa Meyer Harris Trifon Chief Executive Officer & Chief Financial Officer & Chief Investment Officer President Treasurer 2

Overview of Western Asset Mortgage Capital Corporation Western Asset Mortgage Capital Corporation (“WMC”) is a public REIT that benefits from the leading fixed income management capabilities of Western Asset Management Company, LLC ("Western Asset") • One of the world’s leading global fixed income managers, known for team management, proprietary research, robust risk management and a long-term fundamental value approach. • AUM of $479.8 billion(1) ◦ AUM of the Mortgage and Consumer Credit Group is $66.3 billion(1) ◦ Extensive mortgage and consumer credit investing track record ∙ Publicly traded mortgage REIT positioned to capture attractive current and long-term investment opportunities in the residential and commercial mortgage markets ∙ Completed Initial Public Offering in May 2012 Please refer to page 22 for footnote disclosures. 3

Corporate Update The Company continued to improve its balance sheet in the third quarter by reducing leverage, increasing liquidity and shareholder equity. These measures included, but were not limited to, the following: • In July 2020, the Company retired $5.0 million of its 6.75% Convertible Senior Notes at a 25% discount to par value, in exchange for the issuance of 1.4 million shares of our common stock. • Reduced leverage on our commercial loan portfolio, financed under the commercial whole loan facility by 21.9%. • In October 2020, we amended our existing residential loan facility. The amended facility has a 12 month term bearing an interest rate of one month LIBOR plus 2.75%. 4

Third Quarter Financial Update Third Quarter 2020 Financial Results ▪ GAAP book value per share was $4.07, increased $0.92 from $3.15 (18) in the second quarter. ▪ GAAP net income of $59.8 million, or $0.98 per basic and diluted share. ▪ Economic return(4) on GAAP book value was 30.8% for the quarter. • Economic book(2) value per share of $4.11 increased 2.2% from $4.02(18) in the second quarter ▪ Core earnings(3) of $6.4 million, or $0.10 per basic and diluted share. ▪ 2.27% annualized net interest margin(5) on our investment portfolio. ▪ Reduced recourse leverage to 2.2x, down from 3.0x at June 30, 2020. ▪ Resumed our quarterly dividend, declaring a $0.05 per share cash dividend. Please refer to page 22 for footnote disclosures. 5

WMC Key Metrics The following are the Company's key metrics as of September 30, 2020; GAAP Book 6/30/20 Q3 Book 9/30/20 6/30/20 Q3 Share Price Market Cap Value Per GAAP Book Value Economic Economic Economic (in MMs) Value Per (2) (2) Book Value Share Share Change Book Value Book Value Change $ 2.04 $ 124.1 $ 4.07 $ 3.15 29.2% $ 4.11 $ 4.02 2.2 % Price to GAAP Q3 Economic Dividend Recourse Net Interest Book Value Q3 Dividend Return(4) Yield Leverage Margin(5) 50.1% $ 0.05 30.8% 9.8% 2.2x 2.27 % Please refer to page 22 for footnote disclosures. 6

Portfolio Composition Total Investment Portfolio ($ in millions) September 30, 2020 0.5% Agency RMBS $ 2 Non-Agency CMBS 181 50.0% Agency RMBS Non-Agency RMBS 26 Non-Agency RMBS Residential Whole-Loans 1,097 Non-Agency CMBS Residential Whole-Loans (6) 32.4% Residential Bridge Loans 18 Residential Bridge Loans (7) Securitized Commercial Loans Securitized Commercial Loan 1,688 Commercial Loans Commercial Loans 326 Other Securities Other Securities(8) 41 5.4% Total $ 3,379 0.8% 0.1% 9.7% 1.2% Select Sector Categories Non-Agency MBS and Other Securities Loan Portfolio 73.0% 53.9% 0.6% 3.2% 13.4% 35.1% 1.7% 8.7% 10.4% RMBS Residential Whole Loans RMBS IO Residential Bridge Loans CMBS Securitized Commercial Loans ABS Securities Commercial Loan GSE CRT Securities Please refer to page 22 for footnote disclosures. 7

Portfolio Composition (Continued) The following tables present certain information about the Company’s investment portfolio for the three months ended September 30, 2020: Investment Portfolio ($ in millions) Yield on Average Weighted Asset Principal Amortized Average Coupon Three Months Balance Costs Fair Value as of 9/30/20 Ended 9/30/20 Agency RMBS IOs N/A $ — $ 2 2.9% 23.4% Non-Agency CMBS, including IOs 256 230 181 5.2% 8.5% Non-Agency RMBS, including IOs 38 30 26 0.9% 6.1% Residential Whole Loans 1,074 1,098 1,097 5.1% 4.4% Residential Bridge Loans 19 19 18 9.4% 5.3% Securitized Commercial Loan(7) 1,878 1,738 1,688 4.1% 5.7% Commercial Loans 333 332 326 6.3% 6.5% Other Securities(8) 52 50 41 4.4% 5.5% $ 3,650 $ 3,497 $ 3,379 4.4% 5.6% Please refer to page 22 for footnote disclosures. 8

Residential Whole Loans The Company's Residential Whole Loans portfolio is performing well, given the economic background. We see this as a strong indication that borrowers with meaningful equity in their homes will prioritize their mortgage payment to seek to remain current. As of September 30, 2020, approximately $109.6 million in unpaid principal balance or 10.2% of Residential Whole Loans were in forbearance. Loans in forbearance are reported as "Current" in the aging table below. Residential Whole Loan Portfolio ($ in millions) As of September 30, 2020 Fair Value as a No of Loans Principal Fair Value Percentage of Original LTV Total Current(2) 2,655 $ 1,038.8 $ 1,063.0 96.9% 63.1% 1-30 days 24 10.3 10.5 1.0% 65.2% 31-60 days 3 1.3 1.3 0.1% 61.9% 61-90 days 7 7.3 7.0 0.6% 64.1% 90+ days 21 15.9 15.2 1.4% 61.5 % Total 2,710 $1,073.6 $1,097.0 100.0% 63.1% 9

Commercial Loans as of September 30, 2020 ($ in millions)

The Company's Commercial Loan portfolio is performing in line with expectations. The Commercial Loan portfolio carries a weighted average 65.5% original LTV.

Loan	Acquisition Date	Loan Type	Principal Balance	Fair Value	LTV	Interest Rate	Fully Extended Maturity	Collateral	State
CRE 1	June 2018	Interest-Only First Mortgage	$ 30.0	$ 29.2	65.0%	1-Month LIBOR plus 4.5%	6/9/2021	Hotel	CA
CRE 2	June 2019	Principal & Interest First Mortgage	49.9	49.3	75.0%	1-Month LIBOR plus 4.75%	1/11/2024	Nursing Facilities	SC, GA
CRE 3	August 2019	Interest-Only Mezzanine loan	90.0	87.5	58.0%	1-Month LIBOR plus 9.25%	6/29/2024	Entertainment and Retail	NJ
CRE 4	September 2019	Interest-Only First Mortgage	40.0	39.0	63.0%	1-Month LIBOR plus 3.02%	8/6/2023	Retail	CT
CRE 5	December 2019	Interest-Only First Mortgage	24.5	23.7	62.0%	1-Month LIBOR plus 3.75%	11/6/2024	Hotel	NY
CRE 6	December 2019	Interest-Only First Mortgage	13.2	12.8	62.0%	1-Month LIBOR plus 3.75%	11/6/2024	Hotel	CA
CRE 7	December 2019	Interest-Only First Mortgage	7.3	7.0	62.0%	1-Month LIBOR plus 3.75%	11/6/2024	Hotel	IL, FL
CRE 8	December 2019	Interest-Only First Mortgage	4.5	4.5	79.0%	1-Month LIBOR plus 4.85%	12/6/2022	Assisted Living	FL
SBC 1	July 2018	Interest-Only First Mortgage	45.2	44.9	74.0%	1-Month LIBOR plus 4.25% (Subject to LIBOR floor of 1.25%)	7/1/2022	Nursing Facilities	MI
SBC 2	January 2019	Interest-Only First Mortgage	13.6	13.6	84.0%	1-Month LIBOR plus 4.0% (Subject to LIBOR floor of 2.0%)	12/1/2022	Apartment Complex	MO
SBC 3	January 2019	Interest-Only First Mortgage	14.4	14.3	49.0%	1-Month LIBOR plus 4.1%	7/1/2021	Nursing Facilities	CT
			$ 332.6	$ 325.8					

As of September 30, 2020, the Company had one delinquent borrower, CRE 1, with a total loan principal balance of $30.0 million. This loan is over 90 days past due. The Company has filed a notice of default with respect to this loan and is currently exploring various workout strategies.

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Western Asset Mortgage Capital Corp.

Non-Agency CMBS WMC’s Non-Agency CMBS portfolio is performing in line with our expectations under the current pandemic conditions. Non-Agency CMBS Portfolio ($ in thousands) As of September 30, 2020 Weighted Average Principal Type Vintage Balance Fair Value Life (Years) Original LTV Conduit: 2006-2009 $ 14,126 $ 6,735 1.1 72.5% 2010-2020 94,107 52,252 3.7 61.6% 108,233 58,987 3.4 62.9 % Single Asset: 2010-2020 148,217 122,334 2.2 66.2 % Total $ 256,450 $ 181,321 2.6 65.1% 11

Income Attribution(11) For the Three Months Ended September 30, 2020 ($ in thousands except per share data) Non- Non- Residential Residential Other Securitized Agency Agency Agency Whole- Bridge Investments Commercial Commercial RMBS CMBS RMBS Loans Loans(6) (8) Loans Loans(17) Total Interest Income(12) $ 41 $ 5,186 $ 461 $ 12,699 $ 325 $ 711 $ 5,390 $ 19,191 $ 44,004 Interest expense(13) (9) (1,590) (272) (10,767) (210) (335) (1,948) (18,722) (33,853) Miscellaneous income (expense)(14) — — — — (31) — — (31) Net Interest Income 32 3,596 189 1,932 115 345 3,442 469 10,120 Realized gain/(loss) on investments 1 163 (23) 776 (480) 35 227 20 719 Unrealized gain/(loss) on investments(15) 61 5,873 (858) 48,306 537 1,603 2,194 4,564 62,280 Securitized debt unrealized gain/ (loss) — — — 66 — — — (7,589) (7,523) Gain/(loss) on derivative instruments, net — — — — — (193) — — (193) Portfolio Income (loss) $ 94 $ 9,632 $ (692) $ 51,080 $ 172 $ 1,790 $ 5,863 $ (2,536) $ 65,403 BV Per Share Increase (Decrease) $ — $ 0.15 $ (0.01) $ 0.84 $ — $ 0.03 $ 0.09 $ (0.04) $ 1.06 Please refer to page 22 for footnote disclosures. 12

51085000 Adjusted* Portfolio Composition Total Investment Portfolio ($ in millions) September 30, 2020 Consolidated Third Party Company Sponsored Unconsolidated (As Reported) Consolidated Trust Securitization (Non GAAP) Agency RMBS $ 2 $ — $ — $ 2 Non-Agency CMBS 181 51 — 232 Non-Agency RMBS 26 — 73 99 Residential Whole-Loans 1,097 — (1,022) 75 Residential Bridge Loans 18 — — 18 Securitized Commercial Loans 1,688 (1,688) — — Commercial Loans 326 — — 326 Other Securities(8) 41 — — 41 Total $ 3,379 $ (1,637) $ (949) $ 793 *Excludes consolidation of VIE Trusts required under GAAP 9.4% 2.3% 29.3% Agency RMBS Non-Agency RMBS Non-Agency CMBS Residential Whole-Loans Residential Bridge Loans 41.1% Commercial Loans Other Securities 12.4% 0.3% 5.2% Please refer to page 22 for footnote disclosures. 13

Adjusted* Portfolio Income Attribution(9) For the Three Months Ended September 30, 2020 ($ in thousands except per share data) Non- Non- Residential Residential Other Agency Agency Agency Whole- Bride Investments Commercial RMBS CMBS RMBS Loans Loans(6) (8) Loans Total Interest Income(12) $ 41 $ 6,974 $ 12,553 $ 596 $ 325 $ 711 $ 5,390 $ 26,590 Interest expense(13) (9) (1,715) (10,503) (524) (210) (335) (1,948) (15,244) Miscellaneous income (expense)(14) — — — — (31) — (31) Net Interest Income 32 5,259 2,050 72 115 345 3,442 11,315 Investment realized gain/(loss) 1 183 701 51 (480) 35 227 719 Investment unrealized gain/(loss)(15) 61 1,654 45,263 2,186 537 1,603 2,194 53,497 Securitized debt unrealized gain/(loss) — — — — — — 66 Gain (loss) on derivatives(16) — — — — (193) — (193) Portfolio Income (loss) $ 94 $ 7,096 $ 48,014 $ 2,309 $ 172 $ 1,790 $ 5,863 $ 65,403 BV Per Share Increase (Decrease) $ — $ 0.11 $ 0.79 $ 0.04 $ — $ 0.03 $ 0.09 $ 1.06 *Excludes the securitized commercial loan and debt from the consolidation of VIE trusts required under GAAP. Reflects only our interest in the Non-Agency CMBS security that was acquired. Income from securitized Residential Whole Loans has been reclassified as Non-Agency RMBS. 14 Please refer to page 22 for footnote disclosures.

Financing

At September 30, 2020, the company had borrowings under 6 master repurchase agreements. Of the $358.5 million borrowings outstanding $255.3 million of the borrowings are in long term facilities with limited mark to market margin call exposure.

	Repurchase Agreement Financing September 30, 2020 ($ in thousands)		
	Outstanding Borrowings	**Weighted Average Interest Rate Interest Rate**	**Weighted Average Remaining Days to Maturity**
Short Term Borrowings			
Agency RMBS	$ 1,438	1.46%	59
Non-Agency CMBS	9,119	3.28%	13
Residential Whole-Loans	19,215	4.72%	23
Residential Bridge Loan	15,763	2.75%	36
Commercial loans	36,575	3.34%	77
Partnership interest	18,845	2.90%	29
Other securities(8)	2,599	4.50%	21
Subtotal	**103,554**	**3.42%**	**45**
Long Term Borrowings			
Non-Agency CMBS	74,145	5.25%	218
Non-Agency RMBS	14,742	5.25%	218
Residential Whole-Loans(9)	20,846	5.22%	386
Commercial Loans(9)	131,822	2.20%	377
Other securities(8)	13,769	5.25%	218
Subtotal	**255,324**	**3.67%**	**314**
Repurchase agreements borrowings	**358,878**	**3.60%**	**236**
Less unamortized debt issuance costs	353	N/A	N/A
Repurchase agreements borrowings, net	**$ 358,525**	**3.60%**	**236**

Please refer to page 22 for footnote disclosures.

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Western Asset Mortgage Capital Corp.

Financing (Continued) Longer-Term Financing Facilities Residential Whole Loan Financing Facility ▪ As of September 30, 2020, approximately $72.7 million in non QM loans remained in the facility. The outstanding borrowing under this facility was $20.8 million as of September 30, 2020, ▪ On October 6, 2020 the Company entered into an amendment with respect to its residential loan warehouse facility. The amendment serves to convert the existing residential loan facility to a limited mark to market margin facility that bears an interest rate of LIBOR plus 2.75%, with a LIBOR floor of 0.25%. The target advance rate under the amended facility is 85% and the facility matures on October 5, 2021.As part of the amendment, the premium recapture fee was eliminated for investments financed under the facility. With the amendment the Company paid $12 million of the accrued premium recapture fee with the balance of $8.5 million due upon the maturity of the amended facility. Commercial Whole Loan Facility • As of September 30, 2020 the company had approximately $131.8 million in borrowings, with a weighted average interest rate of 2.2% under its commercial whole loan facility. The borrowing is secured by loans with an estimated fair market value of $253.0 million. The facility automatically rolls until such time that it is terminated pursuant to the terms of the agreement by either the borrower or lender or until certain conditions of default • On October 6, 2020 the Company paid down $4.0 million of the outstanding borrowing at September 30, 2020. Non-Agency CMBS and Non-Agency RMBS Facility • On May 4, 2020, the Company supplemented one of its existing securities repurchase facilities to consolidate most of its CMBS and RMBS assets, which were financed by multiple counterparties, into a single term facility with limited mark to market margin requirements. Interest on the facility is due from the Company at a rate of three-month LIBOR plus 5.00% payable quarterly in arrears. Half of all principal repayments on the underlying assets will be applied to repay the obligations owed to the counterparty, with the remainder paid to the Company, unless the LTV Trigger has occurred, in which case all principal payments will be applied to repay the obligations. • As of September 30, 2020 the Company had borrowed $102.7 million under this facility. Convertible Senior Unsecured Notes • At September 30, 2020, the Company had $200.0 million aggregate principal amount of 6.75% convertible senior unsecured notes. The notes mature on October 1, 2022, unless earlier converted, redeemed or repurchased by the holders pursuant to their terms, and are not redeemable by the Company except during the final three months prior to maturity. The initial conversion rate was 83.1947 shares of common stock per $1,000 principal amount of notes and represented a conversion price of $12.02 per share of common stock. 16 Please refer to page 22 for footnote disclosures.

Financing (Continued)

Non-Recourse Financings

Mortgage-Backed Notes

The residential mortgage backed notes issued by the Company for the Arroyo Trust 2019-2 and the Arroyo Trust 2020-1 securitizations can only be settled with the residential loans that serve as collateral for the securitized debt and are non-recourse to the Company. These notes are carried at amortized cost on the Company's Consolidated Balance Sheet. The Company retained the subordinate bonds and these bonds had a fair market value of $43.7 million and $29.5 million, respectively, at September 30, 2020. The retained subordinate bonds for both securitizations are eliminated in consolidation.

- The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo Trust 2019 securitization at September 30, 2020 (dollars in thousands):

Classes	Principal Balance		Coupon	Carrying Value		Contractual Maturity
Offered Notes:[10]						
Class A-1	$	552,779	3.3%	$	552,777	4/25/2049
Class A-2		29,619	3.5%		29,618	4/25/2049
Class A-3		46,925	3.8%		46,924	4/25/2049
Class M-1		25,055	4.8%		25,055	4/25/2049
		654,378			654,374	
Less: Unamortized Deferred Financing Cost		N/A			4,625	
Total	**$**	**654,378**		**$**	**649,749**	

- The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo Trust 2020 securitization at September 30, 2020 (dollars in thousands):

Classes	Principal Balance		Coupon	Carrying Value		Contractual Maturity
Offered Notes:[10]						
Class A-1A	$	246,807	1.7%	$	246,801	3/25/2055
Class A-1B		29,287	2.1%		29,286	3/25/2055
Class A-2		13,518	2.9%		13,517	3/25/2055
Class A-3		17,963	3.3%		17,963	3/25/2055
Class M-1		11,739	4.3%		11,739	3/25/2055
Subtotal		319,314	2.0%		319,306	
Less: Unamortized Deferred Financing Costs		N/A			2,606	
Total	**$**	**319,314**		**$**	**316,700**	

Please refer to page 22 for footnote disclosures.

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Western Asset Mortgage Capital Corp.

Financing (Continued)

As of September 30, 2020, the Company had two consolidated commercial mortgage-backed variable interest entity that had an aggregate securitized debt balance of $1.6 billion. The securitized debt of the trusts can only be settled with the collateral held by the trusts and is non-recourse to the Company. The Company holds an interest in certain subordinate bonds of the RETL 2019 and CMSC 2014 USA securitzations and these bonds had a fair market value of $41.7 million and $9.4 million, respectively, at September 30, 2020. The retained subordinate bonds for both securitizations are not reflected in the below tables because they are eliminated in consolidation.

The following table summarizes RETL 2019 Trust's commercial mortgage pass-through certificates at September 30, 2020 (dollars in thousands):

Classes	Principal Balance	Coupon	Carrying Value	Contractual Maturity
Class A	$ 34,022	1.3%	$ 34,024	3/15/2021
Class B	101,200	1.7%	96,085	3/15/2021
Class C	308,400	2.3%	282,831	3/15/2021
Class X-EXT (Interest Only)	N/A	1.2%	31	3/15/2021
	$ 443,622		**$ 412,971**	

The following table summarizes CSMC 2014 USA's commercial mortgage pass-through certificates at September 30, 2020 (dollars in thousands):

Classes	Principal Balance	Coupon	Carrying Value	Contractual Maturity
Class A-1	$ 124,076	3.3%	$ 124,648	9/11/2025
Class A-2	531,700	4.0%	541,905	3/15/2021
Class B	136,400	4.2%	122,802	9/11/2025
Class C	94,500	4.3%	80,348	9/11/2025
Class D	153,950	4.4%	117,058	9/11/2025
Class E	180,150	4.4%	122,585	9/11/2025
Class F	153,600	4.4%	96,808	9/11/2025
Class X-1 (Interest Only)	N/A	0.5%	14,638	9/11/2025
Class X-2 (Interest Only)	N/A	0.4%	2,697	9/11/2025
	$ 1,374,376		**$ 1,223,489**	

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Western Asset Mortgage Capital Corp.

(16) Hedging Summary The following tables provide information on other derivative instruments as of September 30, 2020 ($ in thousands): Other Derivative Instruments Notional Amount Fair Value Credit default swaps, asset $ 2,030 $ 481 Total derivative instruments, assets 481 Credit default swaps, liability 4,140 (1,166) Total derivative instruments, liabilities (1,166) Total other derivative instruments, net $ (685) 19 Please refer to page 22 for footnote disclosures.

4th Quarter 2020 - 2021 Outlook The road ahead will be a long hard slog; ▪ Coronavirus-related growth setbacks have meaningfully reduced global and US growth ▪ Incipient global recovery appears to be gaining traction ▪ The medical battle will take time and prolonged efforts; recent developments are encouraging ▪ US and global inflation rates are expected to be very subdued ▪ Central banks will likely remain extraordinarily accommodative ▪ Fiscal policy will have to remain very supportive ▪ Even after recovery begins, central banks are expected to keep rates ultra low ▪ Spread products ultimately should be beneficiaries of the expected recovery 20

Mortgage Spreads Recovery Path Recovery in asset prices has been uneven, with sectors that have received direct Fed intervention, like Agency RMBS and CMBS, generally seeing more recovery than credit-oriented residential and commercial mortgage loans and securities. 21

Footnotes (1) As of September 30, 2020. (2) Economic book value is a non-GAAP financial measure of our financial position on an unconsolidated basis. The Company owns certain securities that represent a controlling variable interest, which under GAAP requires consolidation; however, the Company's economic exposure to these variable interests is limited to the fair value of the individual investments. Economic book value is calculated by taking the GAAP book value and 1) adding the fair value of the retained interest or acquired security of the VIEs held by the Company and 2) the removing the asset and liabilities associated with each of consolidated trusts (RETL 2019, CSMC 2014 USA, Arroyo 2019-2 and Arroyo 2020-1). Management considers that Economic book value provides investors with a useful supplemental measure to evaluate our financial position as it reflects the actual financial interest of these investments irrespective of the variable interest consolidation model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for Stockholders' Equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies. (3) Core Earnings is a non-GAAP financial measure that is used by us to approximate cash yield or income associated with our portfolio and is defined as GAAP net income (loss) as adjusted, excluding, net realized gain (loss) on investments and termination of derivative contracts, net unrealized gain (loss) on investments and debt, net unrealized gain (loss) resulting from mark-to-market adjustments on derivative contracts, provision for income taxes, non-cash stock-based compensation expense, non-cash amortization of the convertible senior unsecured notes discount, one-time charges such as acquisition costs and impairment on loans and one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between us, our Manager and our Independent Directors and after approval by a majority of our independent directors. (4) Economic return, for any period, is calculated by taking the sum of (i) the total dividends declared and (ii) the change in net book value during the period and dividing by the beginning book value. (5) Non-GAAP measures which include interest income, interest expense, and interest income on IOs and IIOs classified as derivatives, and are weighted averages for the quarter ended September 30, 2020. Excludes the net income from the consolidation of VIE Trusts required under GAAP. (6) The bridge loans acquired prior to October 25, 2017 are carried at amortized costs, since we did not elect the fair value option for these loans. For the bridge loans acquired subsequent to October, 25, 2017, we elected the fair value option to be consistent with the accounting of other investments. Accordingly, the carrying amount of the bridge loans as of September 30, 2020 includes $16.3 million of residential bridge loans carried at fair value and $1.5 million of residential bridge loans carried at amortized costs. (7) At September 30, 2020, the Company held a $51.1 million Non-Agency CMBS security which resulted in the consolidation of a variable interest entity. The Securitized Commercial Loan value represents the estimate fair market value of the single loan within the variable interest entity. (8) Other investments include ABS and GSE Credit Risk Transfer securities. (9) Certain Residential Whole Loans and Commercial Loans were financed under two longer term repurchase agreements. These facilities automatically renew until such time as they are terminated or until certain conditions of default. The weighted average remaining maturity days was calculated using expected weighted life of the underlying collateral. (10) The subordinate notes were retained by the Company. (11) Non-GAAP measure which includes net interest margin (as defined in footnote 11) and realized and unrealized gains or losses in the portfolio. (12) Non-GAAP measure which includes interest income on IO's and IIO's accounted for as derivatives and other income. (13) Convertible senior notes interest expense has been allocated based on fair value of investments at September 30, 2020. (14) Includes miscellaneous fees and interest on cash investments. (15) Non-GAAP measure which includes net unrealized losses on IO's and IIO's accounted for as derivatives. (16) While we use hedging strategies as part of our overall portfolio management, these strategies are not designed to eliminate all risks in the portfolio. There can be no assurance as to the level or effectiveness of these strategies. (17) The portfolio income attribution for securitized commercial loan is presented on a consolidated basis (18) GAAP book value and Economic book value for the three months ended June 30, 2020 was revised to reflect the under accrual of interest expense in the amount of $1.5 million. 22

Supplemental Information 23

Book Value Roll Forward

	September 30, 2020		June 30, 2020	
	Amounts in 000's	Per Share	Amounts in 000's	Per Share
GAAP Book Value at June 30, 2020 and March 31, 2020	**$ 187,253**	**$ 3.15**	**$ 182,191**	**$ 3.41**
Equity portion of our convertible senior unsecured notes	3,588	(0.01)	—	—
Proceeds from At-the-Market(ATM) program, net	—	—	21,986	0.02
Common dividend	(3,041)	(0.05)	—	—
	187,800	3.09	204,177	3.43
Portfolio Income				
Net Interest Margin	10,120	0.16	7,098	0.12
Realized gain (loss), net	(374)	(0.01)	(20,147)	(0.34)
Net realized gain on debt extinguishment	1,258	0.02	—	—
Unrealized gain (loss), net	54,399	0.89	21,016	0.36
Net portfolio income	65,403	1.06	7,967	0.14
Financing transaction cost	—	—	(20,540)	(0.35)
Operating expenses	(2,711)	(0.04)	(1,260)	(0.02)
General and administrative expenses, excluding equity based compensation	(2,498)	(0.04)	(2,836)	(0.05)
Provision for taxes	(205)	—	(255)	—
GAAP Book Value at September 30, 2020 and June 30, 2020	**$ 247,789**	**$ 4.07**	**$ 187,253**	**$ 3.15**
Adjustments to deconsolidate VIEs and reflect the Company's interest in the securities owned				
Deconsolidation of VIEs assets	(2,827,360)	(46.48)	(1,555,962)	(26.17)
Deconsolidation VIEs liabilities	2,705,246	44.48	1,486,107	25.00
Interest in securities of VIEs owned, at fair value	124,309	2.04	121,315	2.04
Economic Book Value at September 30, 2020 and June 30, 2020	**$ 249,984**	**$ 4.11**	**$ 238,713**	**$ 4.02**

Please refer to page 22 for footnote disclosures.

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Western Asset Mortgage Capital Corp.

Contact Information Western Asset Mortgage Capital Corporation c/o Financial Profiles, Inc. 11601 Wilshire Blvd., Suite 1920 Los Angeles, CA 90025 www.westernassetmcc.com Investor Relations Contact: Larry Clark Tel: (310) 622-8223 lclark@finprofiles.com